Exhibit 99.1

NEWS FROM LAKELAND FINANCIAL CORPORATION

FOR IMMEDIATE RELEASE

Contact

Lisa M. O’Neill

Executive Vice President and Chief Financial Officer

(574) 267-9125

lisa.oneill@lakecitybank.com

Lakeland Financial Reports Record Performance

Quarterly and Annual Net Income and Earnings per Share Set New Highs

Warsaw, Indiana (January 27, 2020) – Lakeland Financial Corporation (Nasdaq Global Select/LKFN), parent company of Lake City Bank, today reported full year net income of $87.0 million, which represents an increase of $6.6 million or 8% compared with net income of $80.4 million for 2018. Diluted earnings per share also increased 8% to $3.38 compared to $3.13 for 2018. This per share performance also represents a record for the company and its shareholders.

The company further reported record quarterly net income of $22.2 million for the three months ended December 31, 2019 versus $21.4 million for the comparable period of 2018, an increase of 4%. Diluted net income per common share was also a record for the quarter and increased 4% to $0.86 for the three months ended December 31, 2019 versus $0.83 for the comparable period of 2018.

David M. Findlay, President and Chief Executive Officer commented, “2019 represents the tenth consecutive year of reporting record net income and earnings per share performance. In addition, we have reported record net income in 30 of the last 31 years. We are proud of the Lake City Bank team’s ability to produce consistently strong performance over the last three decades. It’s a reflection of our unwavering commitment to our team, our communities and our clients and an affirmation of our execution-driven culture.”

Highlights for the year and quarter are noted below.

Full year 2019 versus 2018 highlights:

•	Return on average assets of 1.76%, up from 1.69%
•	Return on average equity of 15.47% compared to 16.51%
•	Organic average loan growth of $131 million
•	Average deposit growth of $149 million
•	Net interest income increase of $3.8 million, or 2%
•	Net interest margin of 3.38% compared to 3.43%
•	Noninterest income increase of $4.7 million, or 12%
•	Revenue growth of $8.5 million, or 4%
•	Pretax net income growth of $8.4 million, or 9%
•	Net charge-offs to average loans of 0.03%, down from 0.13% a year ago
•	Total equity and tangible common equity[1] increase of $76 million, or 15%

1 Non-GAAP financial measure – see “Reconciliation of Non-GAAP Financial Measures.”

1

4th Quarter 2019 versus 4th Quarter 2018 highlights:

•	Return on average assets of 1.77%, up from 1.75%
•	Return on average equity of 14.90% compared to 16.76%
•	Organic loan growth of $151 million, or 4%
•	Core deposit growth of $141 million, or 4%
•	Noninterest income increase of $1.0 million, or 10%
•	Noninterest expense decrease of $402,000, or 2%
•	Net income increase of $835,000, or 4%
•	Average total equity increase of $86 million, or 17%

4th Quarter 2019 versus 3rd Quarter 2019 highlights:

•	Return on average assets of 1.77%, compared to 1.72%
•	Return on average equity of 14.90% compared to 14.78%
•	Organic loan growth of $43 million or 1%
•	Noninterest income increase of $354,000, or 3%
•	Noninterest expense decrease of $615,000, or 3%
•	Provision expense of $250,000 compared to $1.0 million
•	Nonperforming assets to total assets of 0.38% versus 0.39%
•	Total equity and tangible common equity[1] increase of $14 million, or 2%

As announced on January 14, 2020, the board of directors approved a cash dividend for the fourth quarter of $0.30 per share, payable on February 5, 2020, to shareholders of record as of January 25, 2020. Including this dividend, the total dividends per share for 2019 represent a 16% increase over the total dividends per share paid for 2018.

In addition, on January 14, 2020, the board of directors reauthorized the purchase of up to $30 million worth of shares of the company’s common stock, representing approximately 2.4% of the company’s issued and outstanding shares of common stock as of December 31, 2019.

Return on average assets was 1.76% in 2019 compared to 1.69% in 2018. Return on average total equity for the year ended December 31, 2019 was 15.47%, compared to 16.51% in 2018. The company’s total capital as a percent of risk-weighted assets was 14.36% at December 31, 2019, compared to 14.20% at December 31, 2018 and 14.78% at September 30, 2019. The company’s tangible common equity to tangible assets ratio1 was 12.02% at December 31, 2019, compared to 10.63% at December 31, 2018 and 11.74% at September 30, 2019. Average equity was impacted during 2019 by the $18.3 million increase in the fair value adjustment for available-for-sale investment securities, net of tax.

Findlay continued, “The strength of our capital structure provides us with foundation for continued growth. Our strong profitability metrics reflect our ability to manage our capital structure conservatively while at the same time producing healthy returns for our shareholders.”

1 Non-GAAP financial measure – see “Reconciliation of Non-GAAP Financial Measures.”

2

Average total loans for 2019 were $3.97 billion, an increase of $130.6 million, or 3%, versus $3.84 billion for 2018. Total loans outstanding grew $151.1 million, or 4%, from $3.91 billion as of December 31, 2018 to $4.07 billion as of December 31, 2019. On a linked quarter basis, total loans grew $42.6 million, or 1%, from $4.02 billion at September 30, 2019. Average total loans for the fourth quarter of 2019 were $4.00 billion, an increase of $96.1 million, or 2%, versus $3.91 billion for the comparable period of 2018. On a linked quarter basis, total average loans decreased by $14.1 million, from $4.02 billion for the third quarter of 2019 to $4.00 billion for the fourth quarter of 2019.

Average total deposits for 2019 were $4.24 billion, an increase of $148.6 million, or 4%, versus $4.09 billion for 2018. Importantly, average core deposits increased by 5% or $201.3 million, during 2019 to $4.1 billion from $3.9 billion in 2018 due to growth in average commercial deposits of $211.5 million, or 21%, growth in average retail deposits of $104.4 million, or 7%, offset by a decline in public funds of $114.6 million, or 8%.

Total deposits grew $89.8 million, or 2%, from $4.04 billion as of December 31, 2018 to $4.13 billion as of December 31, 2019. In addition, total core deposits, which exclude brokered deposits, increased $141.1 million, or 4%, from $3.88 billion at December 31, 2018 to $4.02 billion at December 31, 2019 due to growth in commercial deposits of $199.5 million, or 19%, growth in retail deposits of $30.9 million, or 2%, offset by declines in public fund deposits of $89.3 million, or 7%. Brokered deposits decreased by $51.4 million or 31% from $164.9 million at December 31, 2018 to $113.5 million at December 31, 2019 due primarily to the maturity of brokered certificates of deposit that were not renewed during the year.

Findlay added, “Commercial deposit growth continues to be a highlight in our deposit gathering results. Over the two year period ended December 31, 2019, new commercial deposit accounts represent 70% of commercial checking account growth. Organic deposit growth funded our organic loan growth this year and afforded us the liquidity to redeem our $30 million of trust preferred subordinated notes at the end of the year. ”

The company’s net interest margin decreased five basis points to 3.38% for 2019 compared to 3.43% for 2018. The company’s net interest margin was 3.30% in the fourth quarter of 2019 versus 3.52% for the fourth quarter of 2018 and 3.38% during the third quarter 2019. The lower year-to-date margin in 2019 was due to a higher cost of funds and lower yields on investment securities, partially offset by a higher yield on the company’s loan portfolio. The decline in the investment securities yield was due to the combined effect of the flattening, and at times inverted, yield curve and the overall decline interest rates experienced during the second half of 2019.

Net interest income increased $3.8 million, or 2%, to $155.0 million in 2019, versus $151.3 million in 2018 due to growth in earning assets during the year offset by net interest margin compression. Net interest margin was negatively impacted by the Federal Reserve Bank’s reduction of the target fed funds rate in July, September and October of 2019. Net interest income decreased $708,000, or 2%, to $38.9 million in the fourth quarter of 2019, versus $39.6 million in the fourth quarter of 2018. On a linked quarter basis, net interest income decreased by $663,000 from $39.5 million, or 2%.

The company recorded a provision for loan losses of $3.2 million in 2019 compared to $6.4 million in 2018. The company recorded a provision for loan losses of $250,000 in the fourth quarter of 2019, versus $300,000 in the fourth quarter of 2018 and $1.0 million in the third quarter of 2019. The company’s allowance for loan losses as of December 31, 2019 was $50.7 million compared to $48.5 million as of December 31, 2018 and $50.6 million as of September 30, 2019. The allowance for loan losses represented 1.25% of total loans as of December 31, 2019 versus 1.24% at December 31, 2018 and 1.26% as of September 30, 2019.

3

Net charge offs were $1.0 million in 2019 versus $5.1 million in 2018. Net charge offs for the fourth quarter of 2019 were $226,000 versus net charge offs of $189,000 in the fourth quarter of 2018 and net charge offs of $936,000 during the linked third quarter 2019. Net charge offs to average loans were 0.03% in 2019 compared to 0.13% for 2018. Annualized net charge offs to average loans were 0.02% for the fourth quarters of 2019 and 2018. Annualized net charge offs to average loans were 0.09% for the linked third quarter of 2019.

Nonperforming assets increased $11.5 million, or 151%, to $19.0 million as of December 31, 2019 versus $7.6 million as of December 31, 2018 due to an increase in nonaccrual loans. On a linked quarter basis, nonperforming assets were $250,000, or 1% lower than the $19.3 million reported as of September 30, 2019. The ratio of nonperforming assets to total assets at December 31, 2019 increased to 0.38% from 0.16% at December 31, 2018 and decreased from 0.39% at September 30, 2019.

Findlay noted, “Asset quality and general economic conditions in our markets are stable. We are particularly encouraged by the $23 million decline in watch list loans as compared to the recent third quarter. Although loan demand is softer than we have historically experienced, we do not see any signs of a credit downturn in our footprint.”

The company adopted the FASB’s new rule related to credit losses on financial instruments on January 1, 2020. The company intends to disclose an updated range of impact upon adoption of this new standard in its upcoming Form 10-K for the year ended December 31, 2019, based on the company’s loan portfolio composition as of December 31, 2019.

The company’s noninterest income increased $4.7 million, or 12%, to $45.0 million in 2019, compared to $40.3 million in 2018. The company’s noninterest income increased by $1.0 million, or 10%, to $11.1 million for the fourth quarter of 2019, compared to $10.1 million for the fourth quarter of 2018. Noninterest income increased by $354,000, or 3% from $10.8 million during the linked third quarter of 2019 due to increased revenue from swap fees generated from commercial lending transactions, mortgage banking income and 10% growth in wealth advisory fees during the quarter. For the full year of 2019, noninterest income was positively impacted by increases in other income driven by swap fees generated from commercial lending transactions, increases in bank owned life insurance income, loan and service fees, mortgage banking income, and wealth advisory and brokerage fees due to continued growth of client relationships. Offsetting the increases was a decrease in service charges on deposit accounts driven by lower treasury management fees due to the previously disclosed discontinuance of a treasury management relationship in July 2019.

The company’s noninterest expense increased $3.2 million, or 4%, to $89.4 million in 2019 compared to $86.2 million in 2018. The company’s noninterest expense decreased $402,000, or 2%, to $22.1 million in the fourth quarter of 2019, compared to $22.5 million in the fourth quarter of 2018 and was lower by $615,000, or 3%, on a linked quarter basis. Salaries and employee benefits increased during 2019 primarily due to an increase to staffing in revenue producing and risk management areas as well as normal merit increases. Professional fees increased due to higher legal expenses and increased utilization of accounting firms for outsourced services. Data processing fees also increased during 2019 primarily due to the company’s continued investment in customer focused, technology-based solutions and ongoing cybersecurity and data management enhancements. Offsetting these increases were decreases in FDIC insurance and other regulatory fees as well as decreases in corporate and business development expense. In the third quarter of 2019, the FDIC announced that due to the Deposit Insurance Fund reserve ratio exceeding 1.38%, banks with consolidated assets of less than $10 billion would receive credits against their deposit insurance assessments. The bank’s $1.1 million credit was applied as a reduction of FDIC assessments commencing with the payment of the second quarter assessment paid in July 2019 and is expected to be fully utilized by the first quarter of 2020.

4

The company’s efficiency ratio was 44.7% for 2019 compared to 45.0% for 2018. The company’s efficiency ratio was 44.2% for the fourth quarter of 2019, compared to 45.4% for the fourth quarter of 2018 and 45.2% for the linked third quarter of 2019.

Lakeland Financial Corporation is a $5.0 billion bank holding company headquartered in Warsaw, Indiana. Lake City Bank, its single bank subsidiary, is the sixth largest bank headquartered in the state and the largest bank 100% invested in Indiana. Lake City Bank operates 50 offices in Northern and Central Indiana, delivering technology-driven and client-centric financial services solutions to individuals and businesses.

Information regarding Lakeland Financial Corporation may be accessed on the home page of its subsidiary, Lake City Bank, at lakecitybank.com. The company’s common stock is traded on the Nasdaq Global Select Market under “LKFN.” In addition to the results presented in accordance with generally accepted accounting principles in the United States, this earnings release contains certain non-GAAP financial measures. The company believes that providing non-GAAP financial measures provides investors with information useful to understanding the company’s financial performance. Additionally, these non-GAAP measures are used by management for planning and forecasting purposes, including measures based on “tangible common equity” which is “total equity” excluding intangible assets, net of deferred tax, and “tangible assets” which is “total assets” excluding intangible assets, net of deferred tax. A reconciliation of these non-GAAP measures to the most comparable GAAP equivalents is included in the attached financial tables where the non-GAAP measures are presented.

This document contains, and future oral and written statements of the company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the company’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “continue,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions. The company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain and, accordingly, the reader is cautioned not to place undue reliance on any forward-looking statements made by the company. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the company undertakes no obligation to update any statement in light of new information or future events. Numerous factors could cause the company’s actual results to differ from those reflected in forward-looking statements, including trade policies and those identified in the company’s filings with the Securities and Exchange Commission, including the company’s Annual Report on Form 10-K and Quarterly Report on Form 10-Q.

5

LAKELAND FINANCIAL CORPORATION

FOURTH QUARTER 2019 FINANCIAL HIGHLIGHTS

	Three Months Ended			Twelve Months Ended
(Unaudited – Dollars in thousands, except per share data)	Dec. 31,	Sep. 30,	Dec. 31,	Dec. 31,	Dec. 31,
END OF PERIOD BALANCES	2019	2019	2018	2019	2018
Assets	$4,946,745	$4,948,155	$4,875,254	$4,946,745	$4,875,254
Deposits	4,133,819	4,283,390	4,044,065	4,133,819	4,044,065
Brokered Deposits	113,527	116,698	164,888	113,527	164,888
Core Deposits (3)	4,020,292	4,166,692	3,879,177	4,020,292	3,879,177
Loans	4,065,828	4,023,221	3,914,745	4,065,828	3,914,745
Allowance for Loan Losses	50,652	50,628	48,453	50,652	48,453
Total Equity	598,100	584,436	521,704	598,100	521,704
Goodwill net of deferred tax assets	3,789	3,779	3,779	3,789	3,779
Tangible Common Equity (1)	594,311	580,657	517,925	594,311	517,925
AVERAGE BALANCES
Total Assets	$4,981,989	$4,941,503	$4,837,604	$4,941,904	$4,758,392
Earning Assets	4,748,361	4,698,937	4,523,304	4,656,707	4,461,366
Investments - available-for-sale	610,947	614,784	573,073	603,580	562,385
Loans	4,001,640	4,015,773	3,905,511	3,974,532	3,843,912
Total Deposits	4,308,623	4,267,708	4,163,118	4,242,524	4,093,894
Interest Bearing Deposits	3,302,593	3,306,638	3,256,930	3,298,406	3,235,867
Interest Bearing Liabilities	3,336,343	3,356,436	3,390,159	3,390,512	3,382,507
Total Equity	591,193	575,865	505,570	562,601	487,062
INCOME STATEMENT DATA
Net Interest Income	$38,882	$39,545	$39,590	$155,047	$151,271
Net Interest Income-Fully Tax Equivalent	39,459	40,084	40,091	157,176	153,088
Provision for Loan Losses	250	1,000	300	3,235	6,400
Noninterest Income	11,119	10,765	10,077	44,997	40,302
Noninterest Expense	22,122	22,737	22,524	89,424	86,229
Net Income	22,198	21,454	21,363	87,047	80,411
PER SHARE DATA
Basic Net Income Per Common Share	$0.86	$0.84	$0.84	$3.40	$3.18
Diluted Net Income Per Common Share	0.86	0.83	0.83	3.38	3.13
Cash Dividends Declared Per Common Share	0.30	0.30	0.26	1.16	1.00
Dividend Payout	34.88%	36.14%	31.33%	34.32%	31.95%
Book Value Per Common Share (equity per share issued)	23.34	22.81	20.62	23.34	20.62
Tangible Book Value Per Common Share (1)	23.19	22.66	20.47	23.19	20.47
Market Value – High	50.00	47.46	47.41	50.00	51.76
Market Value – Low	42.00	41.26	37.79	39.78	37.79
Basic Weighted Average Common Shares Outstanding	25,623,016	25,622,338	25,301,732	25,588,404	25,288,533
Diluted Weighted Average Common Shares Outstanding	25,818,433	25,796,696	25,746,490	25,758,893	25,727,831
KEY RATIOS
Return on Average Assets	1.77%	1.72%	1.75%	1.76%	1.69%
Return on Average Total Equity	14.90	14.78	16.76	15.47	16.51
Average Equity to Average Assets	11.87	11.65	10.45	11.38	10.24
Net Interest Margin	3.30	3.38	3.52	3.38	3.43
Efficiency(Noninterest Expense / Net Interest Income plus Noninterest Income)	44.24	45.19	45.38	44.70	44.96
Tier 1 Leverage (2)	11.67	12.07	11.44	11.67	11.44
Tier 1 Risk-Based Capital (2)	13.21	13.62	13.05	13.21	13.05
Common Equity Tier 1 (CET1) (2)	13.21	12.94	12.35	13.21	12.35
Total Capital (2)	14.36	14.78	14.20	14.36	14.20
Tangible Capital (1) (2)	12.02	11.74	10.63	12.02	10.63
ASSET QUALITY
Loans Past Due 30 - 89 Days	$1,471	$922	$10,020	$1,471	$10,020
Loans Past Due 90 Days or More	45	306	0	45	0
Non-accrual Loans	18,675	18,657	7,260	18,675	7,260
Nonperforming Loans (includes nonperforming TDRs)	18,720	18,963	7,260	18,720	7,260
Other Real Estate Owned	316	316	316	316	316
Other Nonperforming Assets	0	7	0	0	0
Total Nonperforming Assets	19,036	19,286	7,577	19,036	7,577
Performing Troubled Debt Restructurings	5,909	5,975	8,016	5,909	8,016
Nonperforming Troubled Debt Restructurings (included in nonperforming loans)	3,188	3,422	4,384	3,188	4,384
Total Troubled Debt Restructurings	9,097	9,397	12,400	9,097	12,400
Impaired Loans	27,763	28,070	26,661	27,763	26,661
Non-Impaired Watch List Loans	152,421	174,768	159,938	152,421	159,938
Total Impaired and Watch List Loans	180,184	202,838	186,599	180,184	186,599
Gross Charge Offs	321	1,221	424	1,910	6,110
Recoveries	95	285	235	874	1,043
Net Charge Offs/(Recoveries)	226	936	189	1,036	5,067
Net Charge Offs/(Recoveries) to Average Loans	0.02%	0.09%	0.02%	0.03%	0.13%
Loan Loss Reserve to Loans	1.25%	1.26%	1.24%	1.25%	1.24%
Loan Loss Reserve to Nonperforming Loans	270.58%	266.98%	667.40%	270.58%	667.40%
Loan Loss Reserve to Nonperforming Loans and Performing TDRs	205.66%	203.02%	317.17%	205.66%	317.17%
Nonperforming Loans to Loans	0.46%	0.47%	0.19%	0.46%	0.19%
Nonperforming Assets to Assets	0.38%	0.39%	0.16%	0.38%	0.16%
Total Impaired and Watch List Loans to Total Loans	4.43%	5.04%	4.77%	4.43%	4.77%
OTHER DATA
Full Time Equivalent Employees	568	561	553	568	553
Offices	50	50	49	50	49

(1)	Non-GAAP financial measure - see "Reconciliation of Non-GAAP Financial Measures"
(2)	Capital ratios for December 31, 2019 are preliminary until the Call Report is filed.
(3)	Core deposits equals deposits less brokered deposits

6

CONSOLIDATED BALANCE SHEETS (in thousands, except share data)
	December 31,	December 31,
	2019	2018
	(Unaudited)
ASSETS
Cash and due from banks	$68,605	$192,290
Short-term investments	30,776	24,632
Total cash and cash equivalents	99,381	216,922

Securities available-for-sale (carried at fair value)	608,233	585,549
Real estate mortgage loans held-for-sale	4,527	2,293

Loans, net of allowance for loan losses of $50,652 and $48,453	4,015,176	3,866,292

Land, premises and equipment, net	60,154	58,097
Bank owned life insurance	83,848	77,106
Federal Reserve and Federal Home Loan Bank stock	13,772	13,772
Accrued interest receivable	15,391	15,518
Goodwill	4,970	4,970
Other assets	41,293	34,735
Total assets	$4,946,745	$4,875,254

LIABILITIES
Noninterest bearing deposits	$983,307	$946,838
Interest bearing deposits	3,150,512	3,097,227
Total deposits	4,133,819	4,044,065

Borrowings
Securities sold under agreements to repurchase	0	75,555
Federal Home Loan Bank advances	170,000	170,000
Subordinated debentures	0	30,928
Total borrowings	170,000	276,483

Accrued interest payable	11,604	10,404
Other liabilities	33,222	22,598
Total liabilities	4,348,645	4,353,550

STOCKHOLDERS' EQUITY
Common stock:90,000,000 shares authorized, no par value
25,623,016 shares issued and 25,444,275 outstanding as of December 31, 2019
25,301,732 shares issued and 25,128,773 outstanding as of December 31, 2018	114,858	112,383
Retained earnings	475,247	419,179
Accumulated other comprehensive income (loss)	12,059	(6,191)
Treasury stock at cost (178,741 shares as of December 31, 2019, 172,959 shares as of December 31, 2018)	(4,153)	(3,756)
Total stockholders' equity	598,011	521,615
Noncontrolling interest	89	89
Total equity	598,100	521,704
Total liabilities and equity	$4,946,745	$4,875,254

7

CONSOLIDATED STATEMENTS OF INCOME (unaudited - in thousands, except share and per share data)
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2019	2018	2019	2018
NET INTEREST INCOME
Interest and fees on loans
Taxable	$47,639	$49,091	$196,733	$181,451
Tax exempt	231	187	951	814
Interest and dividends on securities
Taxable	1,953	2,516	8,909	9,717
Tax exempt	1,956	1,712	7,127	6,079
Other interest income	533	222	1,490	909
Total interest income	52,312	53,728	215,210	198,970

Interest on deposits	13,017	13,425	57,148	44,913
Interest on borrowings
Short-term	16	282	1,311	1,143
Long-term	397	431	1,704	1,643
Total interest expense	13,430	14,138	60,163	47,699

NET INTEREST INCOME	38,882	39,590	155,047	151,271

Provision for loan losses	250	300	3,235	6,400

NET INTEREST INCOME AFTER PROVISION FOR
LOAN LOSSES	38,632	39,290	151,812	144,871

NONINTEREST INCOME
Wealth advisory fees	1,833	1,668	6,835	6,344
Investment brokerage fees	387	415	1,687	1,458
Service charges on deposit accounts	2,926	4,289	15,717	15,831
Loan and service fees	2,508	2,366	9,911	9,291
Merchant card fee income	659	627	2,641	2,461
Bank owned life insurance income	644	67	1,890	1,244
Mortgage banking income	370	152	1,626	1,150
Net securities gains (losses)	48	(44)	142	(50)
Other income	1,744	537	4,548	2,573
Total noninterest income	11,119	10,077	44,997	40,302

NONINTEREST EXPENSE
Salaries and employee benefits	12,203	12,086	49,434	48,353
Net occupancy expense	1,295	1,257	5,295	5,149
Equipment costs	1,378	1,403	5,521	5,243
Data processing fees and supplies	2,788	2,393	10,407	9,685
Corporate and business development	995	1,996	4,371	5,066
FDIC insurance and other regulatory fees	72	419	638	1,701
Professional fees	1,157	1,082	4,644	3,798
Other expense	2,234	1,888	9,114	7,234
Total noninterest expense	22,122	22,524	89,424	86,229

INCOME BEFORE INCOME TAX EXPENSE	27,629	26,843	107,385	98,944
Income tax expense	5,431	5,480	20,338	18,533
NET INCOME	$22,198	$21,363	$87,047	$80,411

BASIC WEIGHTED AVERAGE COMMON SHARES	25,623,016	25,301,732	25,588,404	25,288,533
BASIC EARNINGS PER COMMON SHARE	$0.86	$0.84	$3.40	$3.18
DILUTED WEIGHTED AVERAGE COMMON SHARES	25,818,433	25,746,490	25,758,893	25,727,831
DILUTED EARNINGS PER COMMON SHARE	$0.86	$0.83	$3.38	$3.13

8

LAKELAND FINANCIAL CORPORATION
LOAN DETAIL
FOURTH QUARTER 2019
(unaudited, in thousands)

	December 31,		September 30,		December 31,
	2019		2019		2018
Commercial and industrial loans:
Working capital lines of credit loans	$717,019	17.6%	$730,557	18.2%	$690,620	17.6%
Non-working capital loans	709,849	17.5	701,773	17.4	714,759	18.3
Total commercial and industrial loans	1,426,868	35.1	1,432,330	35.6	1,405,379	35.9

Commercial real estate and multi-family residential loans:
Construction and land development loans	287,641	7.1	319,420	7.9	266,805	6.8
Owner occupied loans	573,665	14.1	556,536	13.8	586,325	15.0
Nonowner occupied loans	571,364	14.0	545,444	13.5	520,901	13.3
Multifamily loans	240,652	5.9	259,408	6.5	195,604	5.0
Total commercial real estate and multi-family residential loans	1,673,322	41.1	1,680,808	41.7	1,569,635	40.1

Agri-business and agricultural loans:
Loans secured by farmland	174,380	4.3	176,024	4.4	177,503	4.6
Loans for agricultural production	205,151	5.0	153,943	3.8	193,010	4.9
Total agri-business and agricultural loans	379,531	9.3	329,967	8.2	370,513	9.5

Other commercial loans	112,302	2.8	100,100	2.5	95,657	2.4
Total commercial loans	3,592,023	88.3	3,543,205	88.0	3,441,184	87.9

Consumer 1-4 family mortgage loans:
Closed end first mortgage loans	177,227	4.4	187,404	4.6	185,822	4.7
Open end and junior lien loans	186,552	4.6	191,597	4.8	187,030	4.8
Residential construction and land development loans	12,966	0.3	11,774	0.3	16,226	0.4
Total consumer 1-4 family mortgage loans	376,745	9.3	390,775	9.7	389,078	9.9

Other consumer loans	98,617	2.4	90,631	2.3	86,064	2.2
Total consumer loans	475,362	11.7	481,406	12.0	475,142	12.1
Subtotal	4,067,385	100.0%	4,024,611	100.0%	3,916,326	100.0%
Less: Allowance for loan losses	(50,652)		(50,628)		(48,453)
Net deferred loan fees	(1,557)		(1,390)		(1,581)
Loans, net	$4,015,176		$3,972,593		$3,866,292

LAKELAND FINANCIAL CORPORATION
DEPOSITS AND BORROWINGS
FOURTH QUARTER 2019
(unaudited, in thousands)

	December 31,	September 30,	December 31,
	2019	2019	2018
Noninterest bearing demand deposits	$983,307	$1,011,336	$946,838
Savings and transaction accounts:
Savings deposits	234,508	237,997	247,903
Interest bearing demand deposits	1,723,937	1,650,691	1,429,570
Time deposits:
Deposits of $100,000 or more	910,134	1,101,730	1,146,221
Other time deposits	281,933	281,636	273,533
Total deposits	$4,133,819	$4,283,390	$4,044,065
FHLB advances and other borrowings	170,000	30,928	276,483
Total funding sources	$4,303,819	$4,314,318	$4,320,548

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LAKELAND FINANCIAL CORPORATION

AVERAGE BALANCE SHEET AND NET INTEREST ANALYSIS

(UNAUDITED)

	Three Months Ended			Three Months Ended			Three Months Ended
	December 31, 2019			September 30, 2019			December 31, 2018
	Average	Interest	Yield (1)/	Average	Interest	Yield (1)/	Average	Interest	Yield (1)/
(fully tax equivalent basis, dollars in thousands)	Balance	Income	Rate	Balance	Income	Rate	Balance	Income	Rate
Earning Assets
Loans:
Taxable (2)(3)	$3,977,782	$47,639	4.75%	$3,991,572	$50,139	4.98%	$3,884,500	$49,091	5.01%
Tax exempt (1)	23,858	288	4.79	24,201	292	4.78	21,011	234	4.42
Investments: (1)
Available for sale	610,947	4,429	2.88	614,784	4,509	2.91	573,073	4,682	3.24
Short-term investments	54,439	339	2.47	3,478	16	1.83	3,350	15	1.78
Interest bearing deposits	81,335	194	0.95	64,902	352	2.15	41,370	207	1.99
Total earning assets	$4,748,361	$52,889	4.42%	$4,698,937	$55,308	4.67%	$4,523,304	$54,229	4.76%
Less: Allowance for loan losses	(50,753)			(50,732)			(49,045)
Nonearning Assets
Cash and due from banks	65,294			77,921			156,681
Premises and equipment	59,850			59,268			57,516
Other nonearning assets	159,237			156,109			149,148
Total assets	$4,981,989			$4,941,503			$4,837,604

Interest Bearing Liabilities
Savings deposits	$237,241	$55	0.09%	$235,957	$62	0.10%	$250,755	$76	0.12%
Interest bearing checking accounts	1,764,854	5,765	1.30	1,667,690	6,712	1.60	1,476,013	5,498	1.48
Time deposits:
In denominations under $100,000	282,683	1,422	2.00	278,598	1,383	1.97	272,192	1,168	1.70
In denominations over $100,000	1,017,815	5,775	2.25	1,124,393	6,535	2.31	1,257,970	6,683	2.11
Miscellaneous short-term borrowings	3,495	16	1.82	18,870	113	2.38	102,301	282	1.09
Long-term borrowings and subordinated debentures	30,255	397	5.21	30,928	419	5.37	30,928	431	5.53
Total interest bearing liabilities	$3,336,343	$13,430	1.60%	$3,356,436	$15,224	1.80%	$3,390,159	$14,138	1.65%
Noninterest Bearing Liabilities
Demand deposits	1,006,030			961,070			906,188
Other liabilities	48,423			48,132			35,687
Stockholders' Equity	591,193			575,865			505,570
Total liabilities and stockholders' equity	$4,981,989			$4,941,503			$4,837,604

Interest Margin Recap
Interest income/average earning assets		52,889	4.42		55,308	4.67		54,229	4.76
Interest expense/average earning assets		13,430	1.12		15,224	1.29		14,138	1.24
Net interest income and margin		$39,459	3.30%		$40,084	3.38%		$40,091	3.52%

(1)	Tax exempt income was converted to a fully taxable equivalent basis at a 21 percent tax rate. The tax equivalent rate for tax exempt loans and tax exempt securities acquired after January 1, 1983 included the Tax Equity and Fiscal Responsibility Act of 1982 (“TEFRA”) adjustment applicable to nondeductible interest expenses. Taxable equivalent basis adjustments were $577,000, $539,000 and $501,000 in the three-month periods ended December 31, 2019, September 30, 2019 and December 31, 2018, respectively.
(2)	Loan fees, which are immaterial in relation to total taxable loan interest income for 2019 and 2018, are included as taxable loan interest income.
(3)	Nonaccrual loans are included in the average balance of taxable loans.

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Reconciliation of Non-GAAP Financial Measures

Tangible common equity, tangible assets, tangible book value per share and the tangible common equity to tangible assets ratio are non-GAAP financial measures calculated using GAAP amounts. Tangible common equity is calculated by excluding the balance of goodwill and other intangible assets from the calculation of equity, net of deferred tax. Tangible assets are calculated by excluding the balance of goodwill and other intangible assets from the calculation of total assets, net of deferred tax. Tangible book value per share is calculated by dividing tangible common equity by the number of shares issued. Because not all companies use the same calculation of tangible common equity and tangible assets, this presentation may not be comparable to other similarly titled measures calculated by other companies. However, management considers these measures of the company’s value including only earning assets as meaningful to an understanding of the company’s financial information.

A reconciliation of these non-GAAP financial measures is provided below (dollars in thousands, except per share data).

	Three Months Ended			Twelve Months Ended
	Dec. 31,	Sep. 30,	Dec. 31,	Dec 31,	Dec. 31,
	2019	2019	2018	2019	2018
Total Equity	$598,100	$584,436	$521,704	$598,100	$521,704
Less: Goodwill	(4,970)	(4,970)	(4,970)	(4,970)	(4,970)
Plus: Deferred tax assets related to goodwill	1,181	1,191	1,191	1,181	1,191
Tangible Common Equity	594,311	580,657	517,925	594,311	517,925

Assets	$4,946,745	$4,948,155	$4,875,254	$4,946,745	$4,875,254
Less: Goodwill	(4,970)	(4,970)	(4,970)	(4,970)	(4,970)
Plus: Deferred tax assets related to goodwill	1,181	1,191	1,191	1,181	1,191
Tangible Assets	4,942,956	4,944,376	4,871,475	4,942,956	4,871,475

Ending common shares issued	25,623,016	25,623,016	25,301,732	25,623,016	25,301,732

Tangible Book Value Per Common Share	$23.19	$22.66	$20.47	$23.19	$20.47

Tangible Common Equity/Tangible Assets	12.02%	11.74%	10.63%	12.02%	10.63%

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